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                                                                    EXHIBIT 10.7

                               THIRD AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

       This Third Amendment to Executive Employment Agreement is entered into as of this 30TH day of October, 2002 by and between Calton, Inc. (the "Employer" or the "Company"), a New Jersey corporation with offices located at 500 Craig Road, Manalapan, New Jersey 07726, and Anthony J. Caldarone (the "Executive"), an individual residing at 162 Anchor Drive, Vero Beach, Florida 32963.

       WHEREAS, the Employer and Executive have entered into an Executive Employment Agreement dated as of November 21, 1995, and amended April 14, 1999 and October 17, 2001 (the "Employment Agreement");

       WHEREAS, effective September 1, 2002, the Employer and the Executive agreed that the Executive will serve as Chairman and Chief Executive Officer of the Company during the remaining term of the Employment Agreement;

       WHEREAS, the Board of Directors of the Employer have approved an extension of the term of the Employment Agreement to November 30, 2003;

       NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. EXTENSION OF TERM. Section1.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

              1.1 TERM. The term of this Agreement shall commence on November 21, 1995 and end on November 30, 2003 (the "Term").

2. CHANGE IN TITLE. Effective as of September 1, 2002, Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:

              1.2 POWERS, DUTIES AND RESPONSIBILITIES. For the Term of this Agreement, the Employer hereby employs the Executive, and the Executive hereby accepts employment with the Employer, to render serve as Chairman of the Board and Chief Executive Officer of the Company, with such powers, duties and responsibilities consistent with the position of Chairman of the Board and Chief Executive Officer as provided for in the Employer's Bylaws and as otherwise may from time to time be determined by the Board and subject to the rights of the shareholders of the Company. The Executive agrees to devote the necessary working time to the Employer to accomplish the Company's goals and to diligently perform all duties and fulfill all responsibilities incident to his

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       employment in a businesslike and efficient manner. The Executive will report directly to the Employer's Board.]

              The Executive agrees that he will not become involved in any activity outside of the business of the Company that would interfere with the performance of his duties hereunder or any activity that would b e inimical to or contrary to the best interests of the Employer.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

WITNESS:

_________________________________        _______________________________________
                                          Anthony J. Caldarone

ATTEST:                                   CALTON, INC.


_________________________________     By:_______________________________________
Mary Magee, Secretary                     John G. Yates, President